UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2020

New York City REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39448	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
650 Fifth Avenue, 30th Floor New York, New York 10019
(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	NYC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Amended and Restated Agreement of Limited Partnership

On August 18, 2020, effective at the commencement of trading of Class A common stock of New York City REIT, Inc. (the “Company”) on the New York Stock Exchange (the “NYSE”) under the symbol “NYC,” the Company, as general partner of New York City Operating Partnership, L.P. (the “OP”), its operating partnership, entered into the Amended and Restated Agreement of Limited Partnership of the OP (the “A&R LPA”) for itself and with New York City Advisors, LLC (the “Advisor”), the Company’s advisor, and New York City Special Limited Partnership, LLC (the “Special Limited Partner”), an affiliate of the Advisor and the special limited partner of the OP, each limited partners of the OP.

The amendments to the OP’s agreement of limited partnership (the “Prior LPA”) pursuant to the A&R LPA generally reflect provisions more consistent with agreements of limited partnership of other operating partnerships controlled by real estate investment trusts with securities that are publicly traded and listed and make other changes in light of the transactions entered into by the Company in connection with the listing of Class A common stock.

The A&R LPA also sets forth the terms of a new class of units of limited partnership designated as “LTIP Units” (“LTIP Units”), including the Master LTIP Unit (the “Master LTIP Unit”) issued to the Advisor on August 18, 2020 pursuant to a multi-year outperformance award agreement entered into with the Advisor (the “OPP”). The terms of the LTIP Units, the Master LTIP and the OPP are summarized under the caption “Multi-Year Outperformance Award Agreement” below.

In addition, the A&R LPA describes the procedures pursuant to which holders of units of limited partnership designated as “Class A Units” (“Class A Units”) may redeem all or a portion of their Class A Units on a one-for-one basis for, at the Company’s election, shares of Class A common stock or the cash equivalent thereof. The A&R LPA also requires the Company, upon the request of a holder of Class A Units but subject to certain conditions and limitations, to register under the Securities Act of 1933, as amended (the “Securities Act”), the issuance or resale of the shares of Class A common stock issuable upon redemption of Class A Units in accordance with the A&R LPA.

The foregoing summary of the material terms of the A&R LPA does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the A&R LPA, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Listing Note

On August 18, 2020, effective at the commencement of trading of Class A common stock, the OP entered into a listing note agreement (the “Listing Note”) with the Special Limited Partner. The Listing Note was required in connection with the listing pursuant to the Prior LPA and is evidence of the Special Limited Partner’s right to receive incentive listing distributions from the OP with respect to its special limited partner interest in the OP. Under the Listing Note, the aggregate amount of these distributions is equal to:

•	15.0% of the difference (to the extent the result is a positive number) between (i)(A) the average closing price of the shares of Class A common stock over the Measurement Period (as defined below) multiplied by the number of shares of common stock issued and outstanding as of the listing, plus (B) the sum of all distributions or dividends (from any source) paid by the Company to the holders of its common stock prior to the listing, and (ii)(X) the aggregate purchase price (without deduction for organization and offering expenses or any other underwriting discount, commissions or offering expenses) in the initial public offering of the Company’s common stock, plus (Y) the total amount of cash that, if distributed to the stockholders who purchased shares of the Company’s common stock in the initial public offering, would have provided those stockholders with a 6% cumulative, non-compounded, pre-tax annual return on the aggregate purchase price of shares sold in the initial public offering through the listing, minus

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•	any distributions of net sales proceeds made to the Special Limited Partner prior to the end of the Measurement Period.

The “Measurement Period” will be the period of 30 consecutive trading days beginning on the 180th day after all of the shares of the Company’s Class B common stock have fully converted into shares of Class A common stock and are eligible for trading on the NYSE. As of the date hereof, the Company had 12,750,255 shares of common stock outstanding, comprised of 3,182,561 shares of Class A common stock and 9,567,694 shares of Class B common stock. Only shares of Class A common stock will be listed on the NYSE. The shares of Class B common stock will not be listed on the NYSE but will automatically convert into shares of Class A common stock to be listed on the NYSE in three equal tranches over the 360 days following the listing. Except with respect to listing and conversion, shares of Class B common stock have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as shares of Class A common stock. In light of the fact that all shares of common stock will not be listed on the NYSE until no later than 360 days after trading commences, the definition of Measurement Period in the Listing Note reflects an adjustment to the relevant provision in the Prior LPA, pursuant to which the measurement period would have commenced on the 180th day after trading commenced.

The Special Limited Partner has the right to receive distributions of net sales proceeds until the Listing Note is paid in full. The Special Limited Partner may, at any time after the amount of distributions payable pursuant to the Listing Note is determined, exchange its entire special limited partnership interest in the OP for Class A Units that have a value equal to the amount of distributions the Special Limited Partner would have been entitled to receive in respect of its special limited partnership interest. As with any other Class A Units, these Class A Units received by the Special Limited Partner may be redeemed on a one-for-one basis for, at the Company’s election, shares of Class A common stock or the cash equivalent thereof.

The foregoing summary of the material terms of the Listing Note does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Listing Note, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Advisory Agreement Amendment

On August 18, 2020, effective at the commencement of trading of Class A common stock, the Company entered into an amendment to its advisory agreement with the Advisor to adjust the quarterly thresholds of Core Earnings Per Adjusted Share (as defined in the advisory agreement) the Company must reach on a quarterly basis for the Advisor to receive the Variable Management Fee (as defined in the advisory agreement) to reflect the impact of the reverse stock split and stock dividend completed by the Company on August 5, 2020, which had the effect of combining each 2.43 shares of issued and outstanding common stock into one share of common stock. Specifically, the thresholds were adjusted from $0.06 and $0.08 to $0.1458 and $0.1944.

The foregoing summary of the material terms of the amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

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Multi-Year Outperformance Award Agreement

On August 18, 2020, the Company, the OP and the Advisor entered into the OPP pursuant to which a performance-based equity award was granted to the Advisor in the form of LTIP Units, effective at the commencement of trading of Class A common stock. The award was based on the recommendation of the Company’s compensation consultant, FTI Consulting, Inc. (“FTI”), and approved by the Company’s independent directors, acting as a group.

The following summary of the material terms of the award of LTIP Units pursuant to the OPP does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the OPP and the A&R LPA, which are attached as Exhibits 10.3 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Initially, the award under the OPP is in the form of a single Master LTIP Unit. On September 30, 2020, the 30th trading day following the date trading will commence, the Master LTIP Unit will automatically convert into a number of LTIP Units equal to the quotient of $50.0 million divided by the average closing price of Class A common stock on the NYSE over the ten consecutive trading days immediately prior to September 30, 2020.

This number of LTIP Units will represent the maximum number of LTIP Units that may be earned by the Advisor during a performance period commencing on August 18, 2020 and ending on the earliest of (i) August 18, 2023, (ii) the effective date of any Change of Control (as defined in the OPP) and (iii) the effective date of any termination of the Advisor’s service as advisor of the Company.

Half of the LTIP Units (the “Absolute TSR LTIP Units”) are eligible to be earned as of the last day of the performance period if the Company achieves total stockholder return (“TSR”) measured on an absolute basis for the performance period as follows:

Performance Level	Absolute TSR	Percentage of Absolute TSR LTIP Units Earned
Below Threshold	Less than 12.0%	0%
Threshold	12.0%	25%
Target	18.0%	50%
Maximum	24.0% or higher	100%

If the Company’s absolute TSR is more than 12% but less than 18%, or more than 18% but less than 24%, the percentage of the Absolute TSR Award LTIP Units earned is determined using linear interpolation as between those tiers, respectively.

Half of the LTIP Units (the “Relative TSR LTIP Units”) are eligible to be earned as of the last day of the performance period if the amount, expressed in terms of basis points, whether positive or negative, by which the Company’s absolute TSR for the performance period exceeds the average TSR for the performance period of a peer group consisting of Empire State Realty Trust, Inc., Franklin Street Properties Corp., Paramount Group, Inc. and Clipper Realty Inc. as follows:

Performance Level	Relative TSR Excess	Percentage of Relative TSR LTIP Units Earned
Below Threshold	Less than -600 bps	0%
Threshold	-600 bps	25%
Target	0 bps	50%
Maximum	+600 bps or more	100%

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If the relative TSR excess is more than -600 basis points but less than 0 basis points, or more than 0 basis points but less than +600 basis points, the percentage of the Relative TSR LTIP Units earned is determined using linear interpolation as between those tiers, respectively.

If the last day of the performance period is the effective date of a Change of Control or a termination of the Advisor without Cause (as defined in the advisory agreement), then calculations relating to the number of LTIP Units earned pursuant to the OPP will be based on actual performance through the last trading day prior to the effective date of the Change of Control or termination (as applicable), with the hurdles for calculating absolute TSR pro-rated to reflect that the performance period lasted less than three years but without pro-rating the number of Absolute TSR LTIP Units or Relative TSR LTIP Units the Advisor would be eligible to earn to reflect the shortened period.

If the last day of the performance period is the effective date of a termination of the Advisor with Cause, then calculations relating to the number of LTIP Units earned pursuant to the OPP will be based on actual performance through the last trading day prior to the effective date of the termination, with the hurdles for calculating absolute TSR pro-rated to reflect that the performance period lasted less than three years and with the number of Absolute TSR LTIP Units or Relative TSR LTIP Units the Advisor would be eligible to earn also pro-rated to reflect the shortened period.

The Advisor, as the holder of the LTIP Units, is entitled to distributions on the LTIP Units equal to 10% of the distributions made per Class A Unit (other than distributions of sale proceeds) until the LTIP Units are earned. These distributions are not subject to forfeiture, even if the LTIP Units are ultimately forfeited. In light of the automatic conversion feature of the Master LTIP Unit, the Advisor will be entitled to receive a distribution equal to the product of 10% of the distributions made per Class A Unit during the period from August 18, 2020 to September 30, 2020 (if any) multiplied by the number of LTIP Units issued when the Master LTIP Unit automatically converts into LTIP Units. If any LTIP Units are earned, the holder will be entitled to a priority catch-up distribution on each earned LTIP Unit equal to the aggregate distributions paid on a Class A Unit during the performance period, less the aggregate distributions paid on the LTIP Unit during the performance period. As of the last day of the performance period, the earned LTIP Units will become entitled to receive the same distributions paid on the Class A Units.

The LTIP Units are structured to be treated as profits interests for U.S. federal income tax purposes. At the time the Advisor’s capital account with respect to an LTIP Unit that is earned and vested is economically equivalent to the average capital account balance of a Class A Unit, the Advisor, as the holder of the LTIP Unit in its sole discretion, will, in accordance with the A&R LPA, be entitled to convert the LTIP Unit into a Class A Unit, which may, in turn, be redeemed on a one-for-one basis for, at the Company’s election, a share of Class A common stock or the cash equivalent thereof.

The award of LTIP Units under the OPP is administered by the compensation committee, provided that any of the compensation committee’s powers can be exercised instead by the Company’s board of directors if the Company’s board of directors so elects. Following the last day of the performance period, the compensation committee is responsible for determining the number of Absolute TSR LTIP Units and Relative TSR LTIP Units earned, as calculated by an independent consultant engaged by the compensation committee and as approved by the compensation committee in its reasonable and good faith discretion. The compensation committee also must approve any transfer of Absolute TSR LTIP Units and Relative TSR LTIP Units (or Class A Units into which they may be converted in accordance with the terms of the A&R LPA).

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LTIP Units earned as of the last day of the performance period will also become vested as of the last day of the performance period. Any LTIP Units that are not earned and vested after the compensation committee makes the required determination will automatically and without notice be forfeited without the payment of any consideration by the Company or the OP, effective as of the last day of the performance period.

Amended and Restated Rights Agreement

On August 17, 2020 (the “Execution Date”), the Company entered into an Amended and Restated Rights Agreement (the “A&R Rights Agreement”) with Computershare Trust Company, N.A., as rights agent. The A&R Rights Agreement amends and restates the Rights Agreement, dated May 18, 2020 (the “Prior Rights Agreement”) in light of the listing and the related bifurcation of common stock into Class A and Class B common stock. The Company’s board of directors had not authorized, and the Company had not declared, any dividend of rights or issued any rights under the Prior Rights Agreement prior to the amendment and restatement thereof.

In connection with the A&R Rights Agreement, on August 18, 2020, the Company declared a dividend, payable on August 28, 2020, of one Class A right (a “Class A Right”) for and on each share of Class A common stock and one Class B right (a “Class B Right,” and together with the Class A Rights, the “Rights”) for and on each share of Class B common stock, in each case, outstanding on the close of business on August 28, 2020 to the stockholders of record on that date, as previously authorized by the Company’s board of directors. Each Right will entitle the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), of the Company at a price of $55.00 per one one-thousandth of a share of Series A Preferred Stock represented by a Right (the “Purchase Price”), subject to adjustment.

The Rights are in all respects subject to and governed by the provisions of the A&R Rights Agreement. The foregoing and following description of the A&R Rights Agreement does not purport to be complete and is subject to, qualified in its entirety by reference to, the full text of the A&R Rights Agreement, which is attached as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the A&R Rights Agreement is available free of charge from the Company.

Distribution Date

Initially, the Class A Rights will be attached to shares of Class A common stock and the Class B Rights will be attached to shares of Class B common stock, and no separate certificates representing the Rights (“Right Certificates”) will be issued. Until the Distribution Date (as defined below), the Rights will be inseparable from the underlying shares of common stock, and the Company will generally issue one Class A Right and one Class B Right with respect to each new share of Class A common stock and Class B common stock, respectively, so that all shares of common stock will have Rights attached.

The “Distribution Date” generally means the earlier of:

•	the close of business on the 10th business day after the date a majority of the Company’s board of directors becomes aware (pursuant to a public announcement or otherwise) that a person or entity has become an Acquiring Person (as defined below); and

•	the close of business on the 10th business day (or a later day as may be designated by the Company’s board of directors before any person or entity has become an Acquiring Person) after the date of the commencement of, or the first public announcement of an intention to commence (which remains in effect for five business days), a tender or exchange offer by the person or entity which would, if consummated, result in the person or entity becoming an Acquiring Person.

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The Company’s board of directors may determine to delay the occurrence of the Distribution Date under certain limited circumstances, including, among other things, to preserve the Company’s status as a real estate investment trust for U.S. federal income tax purposes.

Any conversion of a share of Class B common stock into a share of Class A common stock after the record date and before the Distribution Date will cause the attached Class B Right to be cancelled and retired and a new Class A Right will be attached to the share of Class A common stock issued upon conversion. On the Distribution Date, any and all outstanding shares of Class B common stock will, automatically and without any action on the part of the holder thereof, convert into an equal number of shares of Class A common stock in accordance with their terms.

On the Distribution Date, the Class A Rights would separate and begin trading separately from the underlying shares of Class A common stock. As soon as practicable after the Distribution Date, unless the Class A Rights are recorded in book-entry or another uncertificated form, the Company will prepare and cause the Right Certificates to be delivered to each record holder of shares of Class A common stock as of the Distribution Date (other than any Acquiring Person (as defined below), its affiliates and associates), after giving effect to the conversion of Class B common stock into Class A common stock. Therefore, the term “Rights” when used herein to refer to Rights outstanding after the close of business on the Distribution Date will refer to the Class A Rights only.

In addition, on the Distribution Date, proper provision will be made by the Company to provide each holder (other than the Company) of Class A Units with the number of Class A Rights that would have been issued to the holder as if the holder had redeemed all of its Class A Units for an equal number of shares of Class A common stock pursuant to and subject to the terms and conditions of the agreement of limited partnership of the OP immediately prior to the Distribution Date.

Exercisability

The Rights will not be exercisable until the Distribution Date. After the Distribution Date, each Class A Right (including the Class A Rights issued upon the conversion of shares of Class B common stock into shares of Class A common stock) will be exercisable to purchase one one-thousandth of a share of Series A Preferred Stock for the Purchase Price. This portion of a share of Series A Preferred Stock will give the holder approximately the same dividend, voting and liquidation rights as a holder of one share of Class A common stock. Unless and until they exercise their Rights, holders of Rights, in that capacity, have no rights as a stockholder of the Company. These Rights may not be exercised if, in the judgment of the Company’s board of directors based on the advice of counsel, the exercise could result in the Company failing to qualify as a REIT.

Acquiring Person

An “Acquiring Person” generally means any person or entity that or which, together with its affiliates and associates, is or becomes on or after the close of business on the Execution Date the Beneficial Owner (as described below) of 4.9% or more of the shares of common stock then outstanding. Under the Prior Rights Agreement, this threshold was 2.25% and it would have increased to a threshold of 4.9% effective upon the commencement of trading. The term Acquiring Person does not include:

•	the Company or any of its subsidiaries;

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•	any employee benefit plan of the Company or any of its subsidiaries or the Advisor;

•	any entity or trustee holding shares of common stock for or pursuant to the terms of any plan or for the purpose of funding any plan or other benefits for employees of the Company or of any of its subsidiaries or the Advisor;

•	any passive investor, which generally means any person or entity Beneficially Owning shares of common stock without a plan or an intent to seek control of or influence the control of the Company, but excluding any person or entity that makes a tender offer, mini or otherwise;

•	any person or entity that the Company’s board of directors has permitted to Beneficially Own a specified percentage of 4.9% or more of the shares of common stock but only for so long as the person or entity does not acquire, without the prior approval of the Company’s board of directors, Beneficial Ownership of any additional shares of common stock above the specified percentage; and

•	any person or entity that would otherwise be deemed an Acquiring Person as of the close of business on the Execution Date, but only for so long as the person or entity does not acquire, without the prior approval of the Company’s board of directors, Beneficial Ownership of any additional shares of common stock.

The A&R Rights Agreement also provides that the Company’s board of directors may exempt any person or entity from being an Acquiring Person prior to the person or entity becoming an Acquiring Person, subject to the right of the Company’s board of directors to revoke the exemption.

Securities “Beneficial Owned” by a person or entity, together with its affiliates and associates, include:

•	any securities beneficially owned, directly or indirectly, within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	except under limited circumstances, securities with respect which the person or entity, or any of its affiliates or associates, has the right to acquire or vote pursuant to any agreement, arrangement or understanding;

•	any securities which are Beneficially Owned, directly or indirectly, by any other person or entity with which the person or entity, or any of its affiliates or associates, has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting or disposing of any voting securities of the Company, and which the person or entity, or any of its affiliates or associates, is acting in concert with towards a common goal relating to (i) acquiring, holding, voting or disposing of voting securities of the Company or (ii) changing or influencing the control of the Company; and

•	any securities which are the subject of, or the reference securities for, or that underlie, any derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of the underlying equity increases.

From and after a person or entity becomes an Acquiring Person, all Rights that are, or, under certain circumstances specified in the A&R Rights Agreement, were, Beneficially Owned by any Acquiring Person (or by certain related parties) will be null and void. In addition, on and after the Distribution Date, any Right, the exercise or exchange of which would cause a Person to become an Acquiring Person, will become null and void.

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Consequences of Any Person or Entity Becoming an Acquiring Person

•	Flip In. If any person or entity becomes an Acquiring Person (other than pursuant to a Permitted Offer or a transaction described below under “—Flip Over”), each Right will entitle the holder thereof (other than Rights that have become null and void) to purchase at the Purchase Price a number of shares of Class A common stock having a market value of twice the Purchase Price. However, these Rights will not be exercisable until the Rights are no longer redeemable by the Company as described below under “—Redemption” and are subject to the Company’s right to exchange described below under “—Exchange.” Depending on the level of the market price of Class A common stock as compared to the Purchase Price at the time of exercise, the exercise of these Rights can be more or less dilutive to an Acquiring Person than an exchange.

A “Permitted Offer” is a tender or exchange offer for all outstanding shares of common stock at a price and on terms which a majority of the Company’s board of directors has previously determined are fair to the Company’s stockholders and not inadequate and otherwise in the best interests of the Company.

•	Exchange. If any person or entity becomes an Acquiring Person (but before the completion of a transaction described below under “—Flip Over”), the Company, upon the authorization and direction of the Company’s board of directors, may exchange the Rights (other than Rights that have become null and void), in whole or in part, for shares of Class A common stock on a one-for-one basis. To the extent prohibited by Maryland law, the Company’s board of directors will not authorize an exchange after an Acquiring Person becomes the Beneficial Owner of a majority the outstanding shares of common stock.

•	Flip Over. If, after the date a majority of the Company’s board of directors becomes aware (pursuant to a public announcement or otherwise) that a person or entity has become an Acquiring Person, (i) the Company completes a merger or other business combination in which the Company is not the surviving entity or in which the Company is the surviving entity and its shares of common stock are or will be exchanged for securities of any other person or entity or other assets, or (ii) 50% or more of the Company’s assets or Earning Power (as defined in the A&R Rights Agreement) is sold or transferred, each Right will entitle the holder thereof (other than Rights that have become null and void) to purchase at the Purchase Price a number of shares of common stock of the acquiring company having a market value of twice the Purchase Price.

Expiration

The Rights will expire on August 16, 2021, unless earlier exercised, exchanged, amended or redeemed. Under the Prior Rights Agreement, the rights expired on the earlier or May 18, 2023 or, if the shares of common stock were listed, 364 days from the commencement of trading.

Redemption

At any time before the earlier of (i) the 5th business day following the Distribution Date or (ii) the expiration of the Rights by their terms, the Company, upon the authorization and direction of the Company’s board of directors, may redeem the Rights in whole, but not in part, at a price of $0.000001 per Right. If Continuing Directors (as defined below) no longer comprise a majority of the Company’s board of directors, then, for a period of 180 days, the Rights cannot be redeemed unless there are Continuing Directors and a majority of the Continuing Directors concur with the decision of the Company’s board of directors to redeem the Rights. Immediately upon the action of the Company’s board of directors ordering redemption of the Rights (with, if required, the concurrence of a majority of the Continuing Directors), or at a later time as the Company’s board of directors may establish for the effectiveness of the redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

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The “Continuing Directors” include any current member of the Company’s board of directors and any person subsequently elected to the Company’s board of directors upon recommendation or approval of a majority of those directors (or directors recommended or approved by them), and exclude an Acquiring Person, its affiliates and associates, or any of their respective representatives or nominees.

Amendment

The terms of the Rights may be amended by the Company’s board of directors without the consent of the holders of the Rights, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its affiliates and associates).

Adjustment

The Purchase Price payable, and the number of shares of Series A Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment in connection with various events from time to time to prevent dilution, including:

•	if the Company declares a dividend on Series A Preferred Stock payable in shares of Series A Preferred Stock or effects a subdivision, combination or reclassification of the shares of Series A Preferred Stock;

•	if the holders of Series A Preferred Stock are granted rights, options or warrants to subscribe for or purchase shares of Series A Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Series A Preferred Stock) or convertible securities at a price less than the then current per share market price of the Series A Preferred Stock; or

•	upon the distribution to all holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in shares of Series A Preferred Stock) or subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price payable upon exercise of the Rights will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

The number of outstanding Rights and the number of shares of Series A Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of common stock or a stock dividend on the common stock payable in shares of common stock or subdivisions, consolidations or combinations of the shares of common stock occurring, in any such case, prior to the Distribution Date.

Preferred Stock

Each one-thousandth of a share of Series A Preferred Stock will entitle the holder thereof to the same dividends and liquidation rights as if the holder held one Share of Class A common stock and will be treated the same as a share of Class A common stock in the event of a merger, consolidation or other share exchange.

Anti-Takeover Effects

The Rights may have certain anti-takeover effects. In general terms and subject to certain exceptions, the A&R Rights Agreement works by imposing a significant penalty upon any person or group (including a group of persons that are acting in concert with each other) that acquires 4.9% or more of the outstanding shares of common stock without the approval of the Company’s board of directors. The Rights, however, should not interfere with any merger or other business combination approved by the Company’s board of directors.

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Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 under the caption “Amended and Restated Rights Agreement” and Item 5.03 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Plans

On August 18, 2020, two new equity plans approved by the independent directors, acting as a group — the 2020 Advisor Omnibus Incentive Compensation Plan (the “Advisor Plan”) and the 2020 Omnibus Incentive Compensation Plan (the “Individual Plan” and, together with the Advisor Plan, the “New Plans”) — will become effective when trading of Class A common stock commences. The New Plans will succeed and replace the Company’s existing Amended and Restated Incentive Restricted Share Plan (the “Prior Plan”). Following the effectiveness of the New Plans, no further awards will be granted under the Prior Plan; however, any outstanding awards under the Prior Plan, such as unvested restricted shares held by the Company’s independent directors, will remain in effect in accordance with their terms and the terms of the Prior Plan, until all those awards are exercised, settled, forfeited, canceled, expired or otherwise terminated in accordance with their terms.

The terms and conditions of the Advisor Plan and the Individual Plan are substantially similar, except with respect to the eligible participants. Awards under the Individual Plan may be granted to the Company’s directors, officers and employees (if the Company ever has employees), employees, officers and directors of the Advisor and, as a general matter, employees of affiliates of the Advisor that provide services to the Company. Awards under the Advisor Plan may only be granted to the Advisor and its affiliates (including any person to whom the Advisor subcontracts substantially all of responsibility for directing or performing the day-to-day business affairs of the Company).

While the Prior Plan provided only for awards of restricted shares, the New Plans provide for awards of restricted shares as well as restricted stock units, stock options, stock appreciation rights, stock awards, LTIP Units and other equity awards. Furthermore, the New Plans eliminate the “automatic grant” provisions of the Prior Plan that dictated the terms and amount of the annual award of restricted shares to independent directors. Going forward, grants to independent directors will be made in accordance with the Company’s new director compensation program, as described below under “—Director Compensation.

Each New Plan has a term of ten years, expiring August 18, 2030. By contrast, the Prior Plan would have expired in April 2024.

The maximum number of shares of the Company’s common stock that may be issued or subject to awards under the New Plans, in the aggregate, is 20.0% of the Company’s outstanding shares on a fully diluted basis at any time. Shares subject to awards under the Individual Plan reduce the number of shares available for awards under the Advisor Plan on a one-for-one basis and vice versa. By contrast, the maximum number of shares of the Company’s common stock that may be issued or subject to awards under the Prior Plan is 5.0% of the Company’s outstanding shares on a fully diluted basis at any time up to a maximum of 1,500,000 shares (617,284 adjusted to reflect the impact of the reverse stock split and stock dividend completed by the Company on August 5, 2020).

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The compensation committee will be the “Committee” under the Individual Plan and the Advisor Plan, and will be delegated all power and function of the Company’s board of directors thereunder to make grants and administer awards under the New Plans.

The foregoing summary of the New Plans does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Advisor Plan and the Individual Plan, which are attached as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Director Compensation

Based on the recommendation of FTI, the Company’s independent directors, acting as a group, approved a change to the Company’s director compensation program effective at the commencement of trading of Class A common stock. Starting with the annual award of restricted shares to be made in connection with the Company’s 2021 annual meeting of stockholders, the amount of the annual award will be increased from $30,000 to $65,000. The Company’s director compensation program as described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on March 19, 2020 will otherwise remain unchanged.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles Supplementary

On August 17, 2020, in connection with the adoption of the A&R Rights Agreement, the Company filed Articles Supplementary for Series A Preferred Stock with the State Department of Assessments and Taxation of Maryland. See the description set forth in Item 1.01 under the caption “Amended and Restated Rights Agreement” for a more complete description of the rights and preferences of the Series A Preferred Stock.

A copy of the Articles Supplementary for Series A Preferred Stock is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

The Company’s board of directors has adopted an amendment and restatement of the Company’s Amended and Restated Code of Business Conduct and Ethics which will become effective at the commencement of trading of Class A common stock. These amendments reflect the Company’s current entity name, updated the procedures for reporting illegal or unethical behavior and are otherwise generally ministerial.

The foregoing description of the amendment and restatement of the Company’s Amended and Restated Code of Business Conduct and Ethics is a summary and is qualified in its entirety by the full text thereof, which is attached as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference. The Company’s Amended and Restated Code of Business Conduct and Ethics will also be posted on the Company’s website at www.newyorkcityreit.com under the “Corporate Governance” subsection of the “Investor Relations” tab.

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Item 8.01. Other Events.

Unit Conversion/Redemption

The Company’s board of directors has determined based on information and analysis provided by the Advisor that the Economic Hurdle (as defined in the Prior LPA) has been satisfied and that the listing will be a Liquidity Event (as defined in the Prior LPA), and, therefore, all 65,498 units of limited partnership designated as “Class B Units” (“Class B Units”) that are currently issued and outstanding will be converted into an equal number of Class A Units effective at the commencement of trading of Class A common stock. The Company’s board of directors has approved, effective following this conversion, the redemption of the 52,435 Class A Units held by the Advisor (representing 52,398 Class A Units issued upon conversion of Class B Units owned by the Advisor and 37 additional Class A Units) for an equal number of shares of newly issued Class A common stock consistent with the redemption provisions contained in the A&R LPA. The issuance of shares in connection with the redemption will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Share Repurchase Program

On August 18, 2020, the Company’s share repurchase program, which had been suspended, will terminate automatically in accordance with its terms as a result of the listing.

Distribution Reinvestment Plan

The Company’s board of directors has approved an amendment and restatement of the Company’s distribution reinvestment plan (the “A&R DRIP”), which will become effective on August 28, 2020, the tenth day following the mailing of notice of the A&R DRIP to participants that will be made on the date of this Current Report on Form 8-K.

The A&R DRIP allows stockholders who have elected to participate to have dividends payable with respect to all or a portion of their shares of Class A common stock and Class B common stock reinvested in additional shares of Class A common stock. Shares received by participants in the A&R DRIP will represent shares that are, at the election of the Company, either (i) acquired directly from the Company, which would issue new shares, at a price based on the average of the high and low sales prices of Class A common stock on the NYSE on the date of reinvestment, or (ii) acquired through open market purchases by the plan administrator at a price based on the weighted-average of the actual prices paid for all of the shares of Class A common stock purchased by the plan administrator with proceeds from reinvested dividends to participants for the related quarter, less a per share processing fee.

Current participants in the Company’s distribution reinvestment plan will remain participants unless the participant withdraws in accordance with the terms thereof. A participant may withdraw from the Company’s distribution reinvestment plan with respect to all or a portion of his, her or its participating shares at any time either online at www.computershare.com/NYCR or by giving telephone or written instructions in accordance with the A&R DRIP to Computershare Trust Company, N.A., the administrator to the plan at:

Computershare Trust Company, N.A.

Attention: Distribution Reinvestment Plan of New York City REIT, Inc.

P.O. Box 505013

Louisville, KY 40233-5013

(866) 902-0063

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The Company may suspend, terminate, or amend the A&R DRIP at any time, effective immediately upon announcement of the suspension, termination or amendment in a press release or a Current Report on Form 8-K (or other filing) filed with the SEC. Notice will also be mailed to participants of any suspension or termination, or of any amendment that alters the terms and conditions of the A&R DRIP, as soon as practicable after action by the Company.

The issuance of shares of Class A common stock pursuant to the A&R DRIP will be registered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-204433), a copy of which is located on the SEC’s website and available here:

https://www.sec.gov/Archives/edgar/data/1595527/000114420415033269/0001144204-15-033269-index.htm.

The foregoing summary of the material terms of the A&R DRIP does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the A&R DRIP, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Risk Factors Supplement

The Company is supplementing the risk factors set forth under “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 19, 2020 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed on August 13, 2020 with the additional risk factor set forth below, which replaces the risk factor under the same caption contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2020.

The stockholder rights plan adopted by our board of directors may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our board of directors has adopted a stockholder rights plan that will expire August 2021 or sooner under certain circumstances. If a person or entity, together with its affiliates and associates, acquires beneficial ownership of 4.9% or more of our then outstanding common stock (including both Class A common stock and Class B common stock), subject to certain exceptions, each right would entitle its holder (other than the acquirer, its affiliates and associates) to purchase additional shares of our Class A common stock at a substantial discount to the public market price. In addition, under certain circumstances, we may exchange the rights (other than rights beneficially owned by the acquirer, its affiliates and associates), in whole or in part, for shares of Class A common stock on a one-for-one basis. The stockholder rights plan could make it more difficult for a third party to acquire the Company or a large block of our common stock without the approval of our board or directors, which may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders. These rights may be exercised if, in the judgment of our board of directors based on the advice of counsel, the exercise could result in the Company failing to qualify as a REIT.

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Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global coronavirus pandemic, including actions taken to contain or treat the coronavirus, on the Company, the Company’s tenants and the global economy and financial markets and that the information provided by the Company about second quarter 2020 rent collections may not be indicative of any future period, as well as those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 19, 2020, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed on May 14, 2020, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed on August 13, 2020 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Articles Supplementary classifying and designating Series A Preferred Stock
4.1	Amended and Restated Agreement of Limited Partnership of New York City Operating Partnership, L.P., dated as of August 18, 2020
4.2	Amended and Restated Rights Agreement, dated as of August 17, 2020, between New York City REIT, Inc. and Computershare Trust Company, N.A., as Rights Agent
10.1	Listing Note Agreement, dated as of August 18, 2020, between New York City Operating Partnership, L.P. and New York City Special Limited Partnership, LLC
10.2	First Amendment, dated as of August 18, 2020, to Second Amended and Restated Advisory Agreement among New York City REIT, Inc., New York City Operating Partnership, L.P. and New York City Advisors, LLC
10.3	Advisor Multi-Year Outperformance Award Agreement, dated as of August 18, 2020, among New York City REIT, Inc., New York City Operating Partnership, L.P. and New York City Advisors, LLC
10.4	2020 Advisor Omnibus Incentive Compensation Plan of New York City REIT, Inc.
10.5	2020 Omnibus Incentive Compensation Plan of New York City REIT, Inc.
14.1	Amended and Restated Code of Business Conduct and Ethics of New York City REIT, Inc.
99.1	Amended and Restated Distribution Reinvestment Plan of New York City REIT, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New York City REIT, Inc.

Date: August 18, 2020	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr. Chief Executive Officer, President, and Secretary

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